EXHIBIT 10.141

LEASE AMENDMENT

That certain OFFICE BUILDING LEASE dated June 23, 1988 and Amended on December 22, 1988, September 27, 1989, September 24, 1990, July 7, 1992, May 12, 1993, June 5, 1995, April 30, 1996, May 19, 1997, September 5, 1997, May 14, 1998, May 31, 2000 and April 23, 2001 by and between LAGUNA NIGUEL OFFICE CENTER, a California Limited Partnership, as Landlord and OPTIMUMCARE CORPORATION, a Delaware Corporation, as Tenant, is hereby amended as follows:

1)	Lease shall be extended for a period of one (1) year. The new lease expiration date shall be June 30, 2003.

2)	Rental rate shall increase to $2,235.00 per month effective July 1, 2001, and will remain the same for twelve (12) months.

3)	All other terms and conditions of the original lease shall remain the same.

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of April 17, 2002.

LAGUNA NIGUEL OFFICE CENTER a California Limited Partnership	OPTIMUMCARE CORPORATION a Delaware Corporation

By:	By:

Carl J. Greenwood, General Partner	Edward A. Johnson, CEO

(LANDLORD)	(TENANT)